SEI Investments Company (NASDAQ: SEIC) Q1 2026 Earnings Presentation

This presentation contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "expect," "believe," ”remain” and "continue" or "appear." Our forward-looking statements include our current expectations as to: • the standard for the financial results SEI is capable of delivering on a sustained basis and the drivers of these results; • the repeatability of our quarterly results; • our ability to consistently execute against our strategy; • the benefits of the design of our IMS client relationships, the degree to which these will expand over time and the duration of such expansion, if any; • strength of the sales momentum in our businesses and whether this momentum will continue; • our Institutional business achieving net positive flows and the timing of such inflection, if any; • the benefits of our partnership with IBM and application of Artificial Intelligence; • our strategic priorities and focus; • our operating approach, both domestically and internationally; • the opportunities for us in Singapore; • how we will use and deploy our capital and the reasons for our capital allocation methodologies; • the opportunities for us in the area of Artificial Intelligence and the effect our investments and experiments in Artificial Intelligence will expand our addressable markets; • the effective that our use of Artificial Intelligence will have on our margin expansion and growth; • the benefits we will derive from execution and client engagement in our Private Banks business; • the level of demand for outsourcing, investment advice and the margin sensitivity of these services; • the benefits that we and our stakeholders will receive as a consequence of our partnership with Stratos Wealth Management; • our ability to create operating leverage in our businesses; • the potential consequences resulting from our exposure to private credit and the demand for our services from our private credit clients; • the effects of the expansion of our product lineup and distribution capabilities in our Asset Management business and the duration of these effects; • the benefits we will receive from our global capabilities center and the timing of these benefits, if any; • our 2026 priorities and commitment to these priorities; • the effects of early April market performance on our average asset levels and whether such effects will continue, if at all; • the degree to which partnering with clients in an advisory capacity will lead to larger and/or longer professional services engagements; • the market dynamics affecting our businesses; • our ability to improve our consolidated margins; • the strength of our pipelines; • the demand for our products and services; and • our ability to deliver long-term value for clients, employees and shareholders. You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended Dec. 31, 2025, filed with the Securities and Exchange Commission. Past performance does not guarantee future results. Safe Harbor Statement 2 SEI Earnings PresentationQ1 2026

Q1 2026 SEI Earnings Presentation

Q1 2026 highlights

Q1 2026 financial snapshot

	Q1 2026	% Change vs. Q1 '25	% Change vs. Q4 '25
Revenues	622.2	12.8%	2.3%
Operating Income	189.5	20.6%	17.2%
Adjusted Operating Income	198.7	23.8%	5.9%
EPS	**$1.40**	**19.7%**	**1.4%**
Adjusted EPS	**$1.44**	**21.0%**	**-6.2%**
Net Sales Events	**67.2**	**44.2%**	**54.0%**
Operating Margin	30.5%	2.0%	3.9%
Adjusted Operating Margin	31.9%	2.8%	1.1%
Assets Under Management ($B)	554.1	14.0%	-0.1%
Administration, Platform & Advisement ($B)	1,336.0	19.3%	3.5%

$ in millions except EPS; AUM; and Assets under administration, platform-only, and advisement; and platform-only assets. Asset values exclude impact of Stratos acquisition closed in December
Operating margin % change represents improvement or decline in margin rate vs. prior period

See the appendix to this presentation for a description and reconciliation of non-GAAP measures

Q1 Reflects Strategic and Operating Momentum

Adjusted EPS of $1.44, up more than 20 percent year-over-year, driven by revenue growth and margin expansion

Net sales events of $67 million, including $57 million recurring, more than 40 percent above the prior quarterly record

Broad-based strength across core growth engines, not driven by a single market tailwind or isolated transaction

Results reflect disciplined execution against the strategic priorities outlined at SEI's Investor Day

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Earnings per share SEI Earnings PresentationQ1 2026 All businesses contributed to EPS growth year-over-year driven by strong revenue growth and margin expansion Share repurchases also a notable contributor to EPS growth vs. Q1 2025 Sequentially, EPS increased by $0.02 on a GAAP basis but declined $0.10 on an adjusted basis • Sequential decline expected due to below-the-line items that are largely seasonal in nature • LSV, tax rate, and other below- the-line items drove a combined $0.15 headwind vs. Q4 2025 Q1 2026 Earnings Summary Q1 2025 Private Banks Investment Advisors Institutional Investors Investment Managers LSV Income Corporate Overhead Tax Rate & Other Share Count Q1 2026 +20% Q4 2025 Private Banks Investment Advisors Institutional Investors Investment Managers LSV Income Corporate Overhead Tax Rate & Other Share Count Q1 2026 +1% Y e a r- O v e r- Y e a r Q u a rt e r- O v e r- Q u a rt e r 4 $1.17 $0.05 $0.04 $0.01 $0.07 $0.02 $0.00 -$0.02 $0.07 $1.40 $1.38 $0.02 $0.00 $0.00 -$0.03 -$0.04 $0.16 -$0.10 $0.01 $1.40

Business unit performance SEI Earnings PresentationQ1 2026 Revenue ($M) Broad-based revenue and operating profit growth across the enterprise Private Banking performance reflects deeper and earlier engagement with clients, expanded capabilities, and momentum with regional and community banks Investment Managers benefited from sustained outsourcing demand, particularly among larger and more complex clients Advisors results reflect the first full quarter of Stratos, making comparisons to prior periods more challenging Business unit highlightsOperating profit ($M) $138 $192 $137 $69 $150 $221 $156 $73 $152 $221 $170 $72 Private Banking Investment Managers Investment Advisors Institutional Investors Q1 2025 Q4 2025 Q1 2026 $23 $75 $64 $33 $29 $91 $72 $34 $32 $87 $72 $34 Private Banking Investment Managers Investment Advisors Institutional Investors Q1 2025 Q4 2025 Q1 2026 +11% +15% +24% +4% +40% +16% +12% +5% 5

Operating margins SEI Earnings PresentationQ1 2026 -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% Private Banking Investment Managers Investment Advisors Institutional Investors Quarter-Over-Quarter Year-Over-Year Business unit margin changes HighlightsConsolidated operating margin 10.0% 20.0% 30.0% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 GAAP Adjusted Consolidated operating margins continued to expand in Q1, extending multi-year improvement trend Private Banking margin improvement reflects professional services growth, higher asset management contribution, and overall cost discipline against strong revenue growth Investment Managers margins grew year-over-year. Sequential compare reflects a 150bps revenue accrual true- up in Q4 that did not recur in Q1, plus new client onboarding costs Advisor margin decline reflects Stratos inclusion and intangible amortization; ex-Stratos, Advisor margins improved 50bps year-over-year 6 See the appendix to this presentation for a description and reconciliation of non-GAAP measures

Net sales events SEI Earnings PresentationQ1 2026 $34.9 $28.2 $36.8 $24.1 $20.9 $18.7 $57.1 $11.5 $10.0 $9.7 $5.0 $9.6 $24.9 $10.0 Q3 '24 Q4 '24 Q1 '25 Q2 '25 Q3 '25 Q4 '25 Q1 '26 Recurring Professional Services Total net sales events ($M) Exceptional Q1 sales activity led by IMS, driven by large enterprise mandates with alternative managers IMS demand remains strong, supported by a healthy pipeline of new and existing clients Asset Management delivered its strongest sales event quarter in several years, driven by ETFs, SMAs, and custody-only offerings Professional services wins and client re-contracting supported growth across Private Banking and Investments in New Businesses Q1 sales events reset high-water mark for SEI 7

Q1 2026 SEI Earnings Presentation

Client asset summary

AUA and assets on platform ($B)*


+22%
+4%
$1,092
$1,291
$1,336
Q4 2024
Q4 2025
Q1 2026

AUM ($B)


+16%
-0%
$477
$555
$554
Q4 2024
Q4 2025
Q1 2026

Highlights

- Advisors generated ~$1.6B of net inflows, reflecting progress across ETFs, SMAs, models, and alternatives, driving stable AUM despite late-quarter market volatility
- Institutional outflows, <$1B, driven by a single DB annuitization; pipeline visibility supports improved flows through the balance of the year
- AUA and platform assets increased 4%, driven by new business wins and lower market sensitivity than AUM
- LSV performance was strong, with key Global and U.S. Large Cap strategies outperforming benchmarks, offsetting ~$2B of outflows. Performance fees, typically lowest in Q1, totaled $1.4M at SEI's share

*Assets under administration, advisement and platform-only

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Capital allocation, liquidity, and capitalization SEI Earnings PresentationQ1 2026 Capital returned to shareholders ($M) Liquidity and capitalization ($M) $363 $32 $9,800 Cash Long-Term Debt Market Capitalization Repurchased $208M of SEI shares in Q1, reflecting confidence in outlook. Continue to maintain significant repurchase capacity Ended the quarter with $363M of cash and substantial financial flexibility Strong balance sheet supports continued reinvestment in the business alongside disciplined, opportunistic capital returns Highlights 9 $208 $632 $64 $125 Q1 '26 TTM Q1 '26 Buybacks Dividends 1Excludes $77M of consolidated cash associated with LSV Variable Interest Entity 2Notes payable to Stratos advisors; already collateralized by escrow balances funded in December 2025 1 2

For institutional investor and financial advisor use only. Not for distribution to general public. Thank you 10

For institutional investor and financial advisor use only. Not for distribution to general public. Appendix 11

Q1 2026 SEI Earnings Presentation

GAAP EPS to Adjusted EPS

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for each quarter in 2026 and 2025:

	1st Qtr. 2025	2nd Qtr. 2025	3rd Qtr. 2025	4th Qtr. 2025	2025	1st Qtr. 2026
Net income attributable to SEI Investments Company (U.S. GAAP basis)	$151,517	$227,083	$164,204	$172,501	$715,305	$174,487
Non-GAAP adjustments:						
Acquisition-related:						
Third party costs (A)	—	820	3,767	7,339	11,926	—
Intangible assets amortization & impairments (B)	3,449	3,157	3,168	4,216	13,990	6,634
Total acquisition-related	3,449	3,977	6,935	11,555	25,916	6,634
Gain on sale of asset/business (C)	—	(94,412)	—	—	(94,412)	—
Litigation settlements and insurance proceeds (D)	—	(4,500)	(4,350)	—	(8,850)	—
Severance and related costs (E)	—	—	—	13,600	13,600	—
Income tax effect (F)	(788)	21,142	(567)	(5,300)	14,487	(1,553)
Adjusted net income attributable to SEI Investments Company (non-GAAP basis)	$154,178	$ 153,290	$ 166,222	$ 192,356	$ 666,046	$179,568
Diluted EPS (U.S. GAAP basis)	$1.17	$1.78	$1.30	$1.38	$5.63	$1.40
Adjusted diluted EPS (non-GAAP basis)	$1.19	$1.20	$1.32	$1.54	$5.25	$1.44
Diluted weighted average shares outstanding	129,450	127,278	126,325	125,251	127,076	124,494

(A) This non-GAAP adjustment removes incremental and directly attributable costs incurred to execute acquisitions, such as third-party advisory, legal, accounting, valuation, and due diligence. For 2025, this non-GAAP adjustment consisted of the legal costs, advisory fees, and due diligence fees in relation to the Stratos acquisition. Management believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.

(B) This non-GAAP adjustment removes the impact of amortization expense associated with acquired intangible assets (e.g., customer relationships, technology, trade names). This non-GAAP adjustment removes only amortization recorded in the current period related to acquired intangibles from prior acquisitions. The non-GAAP adjustments in Q4 2025 and Q1 2026 include the amortization of the acquired intangibles from the Stratos acquisition, which closed in December 2025. Management included the Stratos related amortization expense net of the 42.5% NCI adjustment for the adjusted EPS calculation. However, this adjustment is not inclusive of the NCI portion for adjusted operating margin. The associated revenues are not adjusted. Management believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability quarter to quarter

(C) This non-GAAP adjustment removes realized gains on the sale of assets owned or entities under our control, out of the normal course of business. In Q3 2024, this non-GAAP adjustment consisted of the realized gain on the sale of property in New York City, NY. In Q2 2025, the adjustment consisted of the realized gain from the sale of Family Office Services (FOS). Management believes adjusting for these gains helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.

(D) This non-GAAP adjustment removes individually significant litigation settlements and insurance proceeds. In Q2 2025, this non-GAAP adjustment consisted of a $4.5M settlement related to a vendor matter and, in Q3 2025, this adjustment consisted of an insurance settlement. Management included both of these transactions as non-GAAP adjustments since they were both out of the normal course of business. Management believes adjusting for these items helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.

(E) This non-GAAP adjustment includes severance, benefits, and other related personnel costs, net of the associated reversal in stock-based compensation costs. We only include the related costs when (i) part of a bona fide, company-wide cost-reduction initiative, and (ii) not expected to recur frequently. During Q4 2025, we reduced our workforce by 4% as part of a bona fide, company-wide cost reduction initiative which is not expected to recur frequently. Management believes this adjustment helps the reader's ability to understand our core operating results and increases comparability period to period.

(F) Income tax effects are presented as a separate reconciling item (not netted within each adjustment). For performance measures, the tax effect reflects current and deferred tax expense commensurate with the adjusted measure of profitability. The methodology used (e.g., statutory rate, effective rate, or discrete item approach) is consistently applied. All of the above items use a systematic approach.

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GAAP EPS to Adjusted EPS SEI Earnings PresentationQ1 2026 13

Operating Income to Adjusted Operating Income SEI Earnings PresentationQ1 2026 14

Operating Income to Adjusted Operating Income SEI Earnings PresentationQ1 2026 15